UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

EMC INSURANCE GROUP INC
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 280-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

During the Registrant’s second quarter earnings call on July 26, 2006, management received a number of questions concerning an adjustment that was made to the factors utilized to allocate the property and casualty insurance segment’s direct incurred but not reported (IBNR) reserve by accident year during the first two quarters of 2006. In order to properly respond to those questions and clarify any misunderstandings that may exist, the Registrant is providing the following discussion.

The allocation of incurred losses and settlement expenses between events associated with the current accident year and events associated with prior accident years for the first and second quarters of 2006 reflects an adjustment in the factors utilized to allocate the property and casualty insurance segment’s direct IBNR reserve by accident year. Following is a more detailed discussion of this issue.

An IBNR reserve is established at the end of each quarter for every line of business. For financial reporting purposes, this IBNR reserve is allocated to the various loss accident years using actuarially determined factors. After analyzing the accident year allocation of the IBNR reserve for the last several years, management noted that at the beginning of a new calendar year an insufficient amount of the IBNR reserve appeared to be allocated to prior accident years. In other words, the IBNR reserve allocated to the various accident years at the end of recent calendar years appeared to be released too quickly during the subsequent calendar year. For calendar year 2005, this contributed to favorable development on prior years’ reserves in the first quarter, with adverse development on prior years’ reserves occurring in the second quarter.

To address this situation for 2006, management adjusted the IBNR reserve accident year allocation factors so that a larger portion of the March 31, 2006 IBNR reserve was retained in the prior accident years, with a correspondingly smaller amount allocated to the current accident year. A similar, but smaller, adjustment was made in the IBNR reserve accident year allocation factors utilized at June 30, 2006.

It is important to note that the adjustments made to the IBNR reserve accident year allocation factors did not have any impact on the net income amounts reported for 2006. The only impact of this change in accident year allocation factors is that the reported amount of favorable development experienced on prior years’ reserves was $10,751,722 less in the first quarter, and was $5,392,148 greater in the second quarter, than what would have been reported had the factors not been adjusted. Conversely, the current accident year results were $10,751,722 better in the first quarter, and $5,392,148 worse in the second quarter, than would have been experienced had the factors not been adjusted, resulting in no affect on net income.

Following is a reconciliation of the development on prior years’ reserves for the property and casualty insurance segment from what would have been reported had the IBNR reserve accident year allocation factors not been adjusted to the amounts reported in the Registrant’s earnings releases for the first and second quarters of 2006.

			Six Months
	Quarter Ended		Ended
	March 31, 2006	June 30, 2006	June 30, 2006
Property and Casualty Insurance Segment
(Favorable) adverse development experienced
on prior years':
Direct case loss reserves	$ (11,250,000)	$ (7,680,000)	$ (18,930,000)
Direct IBNR reserves	(1,346,516)	(459,482)	(1,805,998)
Direct settlement expense reserves	(3,239,110)	(1,015,815)	(4,254,925)
Assumed and ceded reinsurance, net	787,884	29,637	817,521

Amount of favorable development on prior years'
reserves that would have been reported had the
IBNR reserve accident year allocation factors
not been adjusted	(15,047,742)	(9,125,660)	(24,173,402)

Adverse (favorable) development on prior years'
reserves resulting from the adjustment of the
IBNR reserve accident year allocation factors
on:
IBNR reserves	9,304,688	(4,671,847)	4,632,841
Settlement expense reserves	1,447,034	(720,301)	726,733
Total	10,751,722	(5,392,148)	5,359,574

Reported amount of favorable development
experienced on prior years' reserves after the
adjustment of the IBNR reserve accident year
allocation factors	$ (4,296,020)	$ (14,517,808)	$ (18,813,828)

As of June 30, 2006, there is $4,632,841 of IBNR reserves and $726,733 of settlement expense reserves above the actuarial indications remaining in the prior accident years due to the utilization of the adjusted IBNR reserve accident year allocation factors. It is currently management’s intention to eliminate this adjustment by September 30, 2006. If this adjustment is eliminated, it will generate $5,359,574 of reported favorable development on prior years’ reserves in the third quarter of 2006. There will be no impact on third quarter net income from the elimination of this adjustment as current accident year results will increase by the same $5,359,574.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. When we use the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

August 3, 2006